EXHIBIT 3.1

STATE OF DELAWARE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

REACHOUT TECHNOLOGY CORP.

(a Delaware corporation)

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That a Certificate of Incorporation was filed for ReachOut Technology Corp. (the “Corporation”) on February 13, 2020;

SECOND: That the Board of Directors of the Corporation, pursuant to Section 141(f) of the Delaware General Corporation Law, by Unanimous Written Consent in Lieu of Meeting dated October 9, 2020, approved the following Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the Certificate of Incorporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated as follows:

1. The name of the corporation is ReachOut Technology Corp.

2. The address, including street, number, city and county of the registered office of the corporation in the State of Delaware is 12 Timber Creek Lane, Newark, County of New Castle, Delaware 19711.

3. The name of the registered agent of the corporation in the State of Delaware at such address is Universal Registered Agents, Inc.

4. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

5. The total number and shares of stock which the Corporation shall have authority to issue is 32,000,000 shares, consisting of 30,000,000 shares of Common Stock having a par value of $0.0001 per share and 2,000,000 shares of Preferred Stock having a par value of $0.0001.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

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The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate of the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

H. Any other relative rights, preferences and limitations of that series.

6. The corporation shall have a perpetual existence.

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7. Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Corporation hereby eliminates the personal liability of a director to the Corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article 7 does not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article 7 shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this Article 7 becomes effective. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any act or omission of such director prior to such amendment or repeal. If the Delaware General Corporation Law is amended after the date on which this Certificate of Incorporation is filed with the Secretary of State of Delaware to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any indemnities provided and granted in this Article 7 shall not be exclusive of any other rights or protections afforded an individual under any contract or vote of shareholders or disinterested directors or otherwise. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify and advance expenses to (i) its directors and officers and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the Bylaws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8. From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed and other provisions, authorized by the laws of the State of Delaware at the time enforced, may be added or inserted in a manner and at the time prescribed by said laws.

9. The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation.

10. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide. Meetings of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept, subject to any provisions contained in any laws of the State of Delaware, outside the State of Delaware, at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

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THIRD: That the foregoing Amended and Restated Certificate of Incorporation has been consented to and authorized by the holders of a majority of the issued and outstanding voting stock entitled to vote by written consent in lieu of meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the foregoing Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

FIFTH: This Amended and Restated Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed on October 9, 2020.

/s/ Richard Jordan
By:	Richard Jordan
Its:	President

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